Exhibit 3.1

CERTIFICATE OF DESIGNATION OF POWERS,

PREFERENCES AND RIGHTS OF

SERIES B PREFERRED STOCK OF

TRUE PRODUCT ID, INC.

True Product ID, Inc. (the “Corporation”), a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, does HEREBY CERTIFY:

FIRST:  The Certificate of Incorporation of the Corporation provides that the Corporation shall have authority to issue 5,000,000 shares of Preferred Stock, par value $.001 per share (the “Preferred Stock”) and provides that the Board of Directors is authorized to provide for the issuance of the Preferred Stock in one or more series and to fix for each such series the number of shares to be included in such series, and the powers, designations, preferences, and relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions, if any, of such series;

SECOND:  The Board of Directors duly adopted resolutions setting forth the Designation, Powers, Preferences, and Rights of Series B Preferred Stock of the Corporation in accordance with Sections 141(f) and 151(g) of the Delaware General Corporation Law, which are set forth in their entirety in Appendix I hereto.

                THIRD:   The Corporation has caused this Certificate of Designation of Powers, Preferences, and Rights of Series B Preferred Stock to be signed by Michael J. Antonoplos, its President, this 26th day of May, 2009.

TRUE PRODUCT ID, INC.

By: /s/ Michael J. Antonoplos Michael J. Antonoplos

APPENDIX 1

TO

CERTIFICATE OF DESIGNATION OF POWERS,

PREFERENCES AND RIGHTS OF

SERIES B PREFERRED STOCK OF

TRUE PRODUCT ID, INC.

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WHEREAS, the Certificate of Incorporation of the Corporation authorizes 5,000,000 shares of Preferred Stock, par value $.001 per share (the “Preferred Stock”) and authorizes the Board of Directors to issue the Preferred Stock in one or more series and to fix for each such series the number of shares to be included in such series, and the powers, designations, preferences, and relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions, if any, of such series;

WHEREAS, the Board of Directors, pursuant to its authority as aforesaid, desires to create and fix the terms of Series B Preferred Stock;

IT IS HEREBY RESOLVED, that a series of 4,000,000 shares of Preferred Stock of the Company designated as “Series B Preferred Stock” be and the same is hereby created;

RESOLVED FURTHER, that the designation, powers, preferences and relative, participating, optional and other special rights with respect to the Series B Preferred Stock and qualifications, limitations and restrictions thereof, are as set forth below:

1.           Number of Shares.  The series of Preferred Stock designated and known as “Series B Preferred Stock” shall consist of 4,000,000 shares.

2.           Dividends and Distributions

(i)           The holders of Series B Preferred Stock shall be entitled to receive, prior to and in preference to the holders of Common Stock, but subordinate to the dividend rights of the holders of Series A Preferred Stock, annual dividends at the rate of $0.10 per share, when, as, and if declared by the Board of Directors out of funds legally available for that purpose, payable in cash on the 31st day of December in each year commencing on December 31, 2009.

(ii)           Dividends which are not declared by the Board of Directors will not accrue and will not cumulate.  Unpaid dividends shall not bear interest.  The Board of Directors may fix a record date for the determination of holders of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than thirty (30) days prior to the date fixed for the payment thereof.

3.           Voting Rights.   Each share of Series B Preferred Stock will entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.  The holders of Series B Preferred Stock, Series A Preferred Stock, Common Stock, and any other class or series of capital stock of the Corporation having general voting rights, shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation.  The number of votes per share of Series B Preferred Stock shall not be affected by any stock split, reverse stock split, or similar subdivision, combination, or consolidation of the outstanding Common Stock.

4.           Certain Restrictions

(i)           Whenever dividends declared or other distributions payable on the Series B Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all unpaid dividends and distributions on Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(a)           declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

(b)           declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(c)           redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series B Preferred Stock; or

(d)           redeem or purchase or otherwise acquire for consideration any Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred  shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series of classes.

(ii)           The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (i) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5.           Reacquired Shares.   Shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall cease to be Series B Preferred Stock and shall automatically revert to authorized but unissued Preferred Stock and may be reissued as part of a new series of Preferred Stock created by a resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or as otherwise required by law.

6.           Liquidation, Dissolution or Winding Up.   Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of Series B Preferred Stock shall have received $0.25 per share, plus an amount equal to declared and unpaid dividends and distributions thereon to the date of such payment.  For clarification as of the date of filing of this Certificate of Designation, the Corporation’s Common Stock is junior to Series B Preferred Stock and the Corporation’s Series B Preferred Stock is junior to Series A Preferred Stock.

7.           Conversion.   At any time, and at the option of the holder of the Series B Preferred Stock, each share of the Series B Preferred Stock will be convertible at any time into one share of the Corporation’s common stock.  In the event the Corporation shall, at any time after the filing of the Certificate of Designation evidencing the creation the Series B Preferred Stock, declare or pay any dividend on Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a greater or lesser number of Common Stock, then in each such case the number of shares of Common Stock issuable upon the conversion of the Series B Preferred Stock immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

8.           Consolidation, Merger, Exchange, etc.   If the Corporation shall, at any time after the filing of the Certificate of Designation evidencing the creation the Series B Preferred Stock, enter into any consolidation, merger, combination, or similar transaction in which the outstanding shares of Common Stock are exchanged for, or changed into, other stock or securities, money, and/or any other property, then in any such case the outstanding shares of Series B Preferred Stock shall thereafter, automatically and without further action, be convertible into the aggregate amount of stock, securities, money, and/or any other property (payable in kind), as the case may be, into which, or for which, one share of Common Stock is changed or exchanged.  If the Corporation shall, at any time after the filing of the Certificate of Designation evidencing the creation the Series B Preferred Stock effect any subdivision or combination or consolidation of the outstanding Common Stock (by reclassification, stock dividend, or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Stock outstanding immediately after such event and the denominator of which is the number of Common Stock that were outstanding immediately prior to such event.

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